                              ACQUISITION AGREEMENT


         THIS ACQUISITION AGREEMENT (the "Agreement") is entered into this as of this 11th day of November, 1999 by and among Thesseus International Asset Fund N.V., a corporation formed under the laws of the Netherlands Antilles with a place of business at Zeelandia Office Park, 16 Kaya W.F.G. (Jombi) Mensing, Curacao, Netherlands Antilles (the "Fund"), Eikos Management LLC, a limited liability company formed under the laws of the Isle of Man with a place of business at P.O. Box 107, Douglas, IM 99 1JF, Isle of Man, British Isles ("Eikos"), Eikos Acquisition Limited, a corporation formed under the laws of the Isle of Man with a place of business at P.O. Box 107, Douglas, IM 99 1JF, Isle of Man, British Isles ("EAL"), and Shanecy, Inc. a corporation formed under the laws of the State of Delaware with a place of business at 625 Howe Street, Suite 1530, Vancouver, British Columbia V6C 2T6 (the "Acquiror").


                                    RECITALS

         WHEREAS, the Fund is a closed-end venture capital fund that engages world-wide in the identification, analysis and acquisition of financial services and related businesses emphasizing the application of information technology; and

         WHEREAS, the Fund is the sole owner of EAL, which in turn owns and holds 49.5% of the outstanding equity of Eikos (the "Eikos Equity"), and Eikos as its principal asset owns and holds all right and title in and to that certain Mutual Business Development Agreement dated October 8, 1996 (the "MBDA") between Eikos (as successor in interest to the O. Pappalimberis Trust) and The Credit Store, Inc., a Delaware corporation ("The Credit Store") (as successor in interest to Service One International Corporation ("Service One")), as amended December 16, 1997 and September 1, 1998; and

         WHEREAS, pursuant to the MBDA, Eikos was granted certain rights to use proprietary technology developed at The Credit Store and other intellectual property relating to the administration and information processing of databases connected with consumer credit cards and electronic consumer credit business generally; and

         WHEREAS, under the MBDA Eikos is entitled to receive certain income determined as a percentage of gross credit card receivable originations (as defined in the MBDA) produced by The Credit Store, both in the form of cash and performing credit card receivables; and

         WHEREAS, Eikos is administered by Ionian Trust Company Limited, a corporation formed under the laws of the Republic of Ireland with a place of business at 65 Cliff Road, Tramore, County Waterford, Republic of Ireland ("Ionian"), pursuant to that certain Administration Agreement dated August 31, 1998 among Eikos, the Fund and Ionian; and

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         WHEREAS, the Acquiror has initiated a business plan to act as a publicly traded venture capital company concentrating in the consumer financial services business, with a particular focus on Internet-related businesses; and

         WHEREAS, the Acquiror desires to expand the depth of management required to execute its ongoing business plan as well as to provide its stockholders enhanced access to the investment community through pre-existing relationships of the principals of the Fund; and

         WHEREAS, in addition to providing the Acquiror access to its pre-existing professional relationships, the Fund is agreeable to utilizing its expertise in making available to the Acquiror individuals and firms to assist it in instituting and implementing financial and accounting controls required by institutional investors, with a view to enhancing its overall value, stability and liquidity; and

         WHEREAS, in furtherance of the foregoing, the Fund has determined to transfer all of its stock in EAL (the "EAL Stock") for common stock and preferred stock of the Acquiror (the "Acquired Stock") in order to benefit the net asset value of the Fund; and

         WHEREAS, the Acquiror desires to acquire the EAL Stock from the Fund in exchange for the Acquired Stock, and the Fund desires to acquire the Acquired Stock from the Acquiror in consideration for the transfer of the EAL Stock, all on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth below, it is therefore agreed as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1. Currency; Certain Definitions. All currency figures in this Agreement are denominated in U.S. dollars. Capitalized terms used, but not defined elsewhere, in this Agreement are defined as follows:

             1.1 "Acquired Stock" means the (a) 1,500,000 shares of restricted voting Common Stock, and (b) 8,500,000 shares of Preferred Stock that the Acquiror shall authorize after shareholder approval and thereafter issue to the Fund, all of which the Fund is purchasing in consideration for the sale of the EAL Stock to the Acquiror pursuant to this Agreement.

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             1.2 "Acquiror" means Shanecy, Inc., a Delaware corporation, and any permitted successor thereto or Affiliate thereof.

             1.3 "Articles of Association" means the articles of association, as amended, of the Fund as filed with the Ministry of Justice of the Netherlands Antilles.

             1.4 "Administration Agreement" means that certain Administration Agreement dated August 31, 1998 among the Fund, Eikos and Ionian (a true and correct copy of which is attached hereto as Exhibit "A"), providing, among other things, for the administration of Eikos, and to which the Acquiror will consent at the Closing.

             1.5 "Administrative Member" means Ionian, or any successor thereto, as designated pursuant to Section 2.1 of the Operating Agreement.

             1.6 "Affiliate" of a Person means another Person (a) directly or indirectly controlling, controlled by, or under common control with, such Person (for this purpose, "control" of a Person means the power (whether or not exercised) to direct the policies, operations or activities of such Person by or through the ownership of, or right to vote, or direct the manner of voting of, securities of such Person, or pursuant to agreement or Law or otherwise) or (b) who is a director or officer of a corporation, general partner of a partnership, manager of a limited liability company, trustee of a trust or other Person who exercises managerial authority with respect to the subject Person; or (c) who owns (or has the discretionary right to acquire) 10% or more of the equity interests (including without limitation capital stock or partnership, membership or beneficial interests) of the subject Person.

             1.7 "Closing" has the meaning set forth in Section 7.1 hereof.

             1.8 "Closing Date" means the date of the Closing.

             1.9 "Common Stock" means the shares of common stock of the Acquiror, par value $0.001, of which, as of the date of this Agreement, 20,000,000 shares are authorized and 8,495,000 shares are issued and outstanding.

             1.10 "Consent" means any approval, authorization, consent or ratification by, or on behalf of, any Person that is not a party to this Agreement, or any waiver of, or exemption or variance from, any License or Order.

             1.11 "Contract" means any written or oral contract, agreement, arrangement or understanding, including without limitation any loan agreement or indenture, purchase, sales, supply or service order or agreement, real property, equipment or other lease, or license of trade rights, to which Eikos, EAL or the Acquiror is a party, by which Eikos, EAL or the Acquiror is bound or to which the Eikos Equity or the Acquired Stock are or may be subject.

             1.12 "Credit Store, The" means The Credit Store, Inc., a Delaware corporation with its principal place of business at 3401 N. Louise Avenue, Sioux Falls, South Dakota, and any successor thereto.

             1.13 "EAL" means Eikos Acquisition Limited, an Isle of Man corporation, and any permitted successor thereto.

             1.14 "EAL Stock" means the one hundred (100) shares of common stock in EAL, par value (pound)1-00, comprising all of the issued and outstanding common stock thereof, all of which is currently owned and held by the Fund.

             1.15 "Eikos" means Eikos Management LLC, an Isle of Man limited liability company, and any permitted successor thereto.

             1.16 "Eikos Equity" means the 49 1/2 membership units representing forty-nine and one-half percent (49.5%) of the equity of Eikos, all of which is held by EAL pursuant to the Agreement dated September 22, 1999 between the Fund and EAL (the "Fund - EAL Agreement"), a true and correct copy of which is attached hereto as Exhibit "B".

             1.17 "Exchange Act" means the Securities and Exchange Act of 1934.

             1.18 "Fund" means Thesseus International Asset Fund N.V., a Netherlands Antilles corporation, and any permitted successor thereto.

             1.19 "Governing Document" means (a) the articles of association or certificate of incorporation (including any restatement, amendment or correction thereof or any certificate of designation thereunder) and the by-laws of a corporation, and any agreement between any shareholders thereof with respect to the voting or disposition of, or right to receive dividends or other distributions with respect to, the capital stock of such corporation; (b) the articles or certificate and the partnership agreement of a partnership; (c) the articles of organization and operating agreement of a limited liability company;
(d) the trust agreement of a trust; and (e) any similar agreement, certificate or other document, whether or not filed or required to be filed with a Governmental Authority, governing or relating to the organization, management or ownership of any Person.

             1.20 "Governmental Authority" means any federal, state, local or foreign government or governmental authority, agency or instrumentality, or any court of competent jurisdiction.

             1.21 "Ionian" means Ionian Trust Company Limited, a Republic of Ireland corporation, and any successor thereto, which owns one percent (1%) of the membership equity of Eikos, and which serves as the Administrative Member pursuant to the Administration Agreement.

             1.22 "Law" means any statute, rule, regulation or ordinance of any Governmental Authority.

             1.23 "Lease" means a lease of or pertaining to real and/or personal property.

             1.24 "License" means any license, permit, certification, qualification or franchise issued or granted by any Governmental Authority.

             1.25 "Lien" means any security interest, conditional sale or other title retention agreement, mortgage, pledge, lien, charge, encumbrance or other adverse claim or interest.

             1.26 "Material," "materially" or "materiality" means, when referring to the significance of any fact, condition, event or occurrence in this Agreement or any Transaction Document delivered pursuant hereto, such level of disclosure as required by the Laws of the United States, specifically the Securities Act and/or the Exchange Act, as applied by the United States Securities and Exchange Commission (the "Commission") and the Federal Courts of the United States.

             1.27 "MBDA" means that certain Mutual Business Development Agreement dated October 6, 1996 between O. Pappalimberis Trust (as predecessor in interest to Eikos) and Service One (as predecessor in interest to Credit Store) (a true and correct copy of which is attached hereto as Exhibit "C"), as amended December 16, 1997 (a true and correct copy of which is attached hereto as Exhibit "D"), and as further amended September 1, 1998 (a true and correct copy of which is attached hereto as Exhibit "E").

             1.28 "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation system, and any successor thereto.

             1.29 "Operating Agreement" means that certain Operating Agreement of Eikos dated December 7, 1997, by and among Eikos, the Fund and Ionian (a true and correct copy of which is attached hereto as Exhibit "F"), as amended by the Fund and Ionian on August 31, 1998 (a true and correct copy of which is attached hereto as Exhibit "G"), and acknowledged and agreed to by EAL (as successor to the Fund) at the Closing.

             1.30 "OTCBB" means the Over-the-Counter Bulletin Board stock quotation system, on which the Common Stock of the Acquiror is currently listed, and any successor thereto

             1.31 "Order" means any judgment, order, writ, decree, award, directive, ruling or decision of any Governmental Authority.

             1.32 "Person" includes without limitation a natural person, corporation, joint stock company, limited liability company, partnership, joint venture, association, trust, Governmental Authority, or any group of the foregoing acting in concert.

             1.33 "Preferred Stock" means the preferred stock of the Acquiror, par value $0.001 per share, which the Acquiror shall authorize upon shareholder approval, and which shall have the rights and preferences substantially as set forth in Exhibit "H" attached hereto.

             1.34 "Proceeding" means any action, suit, investigation, audit or other proceeding, at law or in equity, before or by any Taxing Authority or Governmental Authority.

             1.35 "Purchase Price" has the meaning set forth in Section 2.3 hereof.

             1.36 "Regulations" means the regulations of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and/or any other regulatory body with jurisdiction over the securities or business of the Acquiror.

             1.37 "Securities" means, collectively, the Acquired Stock, the Common Stock, the Preferred Stock and any other authorized and outstanding shares of stock in the Acquiror.

             1.38 "Securities Act" means the Securities Act of 1933.

             1.39 "Tax" means any tax, fee, levy, assessment or other governmental charge imposed by any Taxing Authority (including without limitation any income, franchise, gross receipts, property, sales, use, excise, services, value added, ad valorem, withholding, social security, estimated, accumulated earnings, transfer, gains, license, privilege, payroll, profits, capital stock, employment, unemployment, severance, stamp, occupancy, customs or occupation tax), and any interest, additions to tax and penalties in connection therewith.

             1.40 "Taxing Authority" means the U.S. Internal Revenue Service and any other domestic or foreign Governmental Authority responsible for the administration of any Tax.

             1.41 "Tax Return" means any return, amended return, declaration, report, estimate, information return or statement regarding Taxes which is filed or required to be filed under applicable Law, whether on a consolidated, combined, unitary or separate basis or otherwise.

             1.42 "Transaction Document" means this Agreement and each other agreement, instrument or other document being entered into by the Acquiror or the Fund or any related party at or in connection with the Closing.


                                   ARTICLE II

                   ACQUISITION OF EAL STOCK AND ACQUIRED STOCK

         2.1 Acquisition of EAL Stock. At the Closing, in consideration for the transfer of the Acquired Stock by the Acquiror to the Fund and subject to the terms and conditions set forth herein, the Fund shall sell, assign, transfer and otherwise convey to the Acquiror, and the Acquiror shall acquire from the Fund, all of the right, title and interest to the EAL Stock, which shall be duly issued, fully paid, non-assessable, and free and clear of all liens, claims and encumbrances.

         2.2 Acquisition of Acquired Stock. At the Closing, in consideration for the transfer of the EAL Stock by the Fund to the Acquiror and subject to the terms and conditions set forth herein, the Acquiror shall sell, assign, transfer and otherwise convey to the Fund, and the Fund shall acquire from the Acquiror, the Acquired Stock, which shall be duly issued, fully paid and non-assessable, free and clear of all liens, claims and encumbrances and not subject to any pre-emptive rights.

         2.3. Acquisition Price. The Acquisition Price (a) for the EAL Stock shall be $6,690,000, and shall be satisfied by delivery of a duly executed stock power for the EAL Stock to the Acquiror at the Closing, and (b) for the Acquired Stock shall be $6,690,000, shall be satisfied by delivery of a duly executed certificate for the Acquired Stock to the Fund at the Closing.

         2.4 Transactions. All of the transactions contemplated by this Agreement are to take place on the Closing Date, with the exception of those set forth in Article IX hereof, and are intended by the parties to be consummated concurrently; and if any such transaction is not consummated as provided herein, the parties shall take all actions necessary to dissolve and invalidate all other such transactions as if none of such transactions had been consummated.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                           OF THE FUND, EIKOS AND EAL

         The Fund, Eikos and EAL hereby individually and severally represent and warrant to the Acquiror as follows:

         3.1 Organization. The Fund is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands Antilles and has full power and authority to own its assets and carry on its business in the manner and places where such assets are now owned and such business is now being conducted. Eikos is a limited liability company duly organized, validly existing and in good standing under the laws of the Isle of Man, and has full power and authority to own its assets and conduct its business in the manner and places where such assets are now owned and such business is now being conducted. EAL is a corporation duly organized, validly existing and in good standing under the laws of the Isle of Man, and has full power and authority to own its assets and conduct its business in the manner and places where such assets are now owned and such business is now being conducted.

         3.2 Power and Authority. The Fund, Eikos and EAL, as the case may be, each have full legal capacity, power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to assume and perform its obligations hereunder and thereunder. This Agreement has been, and on the Closing Date each other Transaction Document to which the Fund, Eikos or EAL is a party will be, duly executed and delivered by each such party. This Agreement is, and each other Transaction Document to which the Fund, Eikos or EAL is a party when so executed and delivered on the Closing Date will be, a legally valid and binding obligation of each such party, enforceable in accordance with its respective terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) equitable principles limiting the availability of certain remedies.

         3.3 The MBDA and EAL.

             (a) The MBDA is the sole material asset of Eikos. The MBDA is in full force and effect and there is no breach or default thereunder by Eikos or, to the best knowledge of the Fund, any other party thereto. The copies of the MBDA and the Amendments attached to this Agreement as Exhibits "C", "D" and "E" respectively are true and correct copies thereof. Other than by the indicated Amendments, the MBDA has not been modified or amended in any respect.

             (b) EAL is newly formed, and has not engaged in business other than its initial formation. The sole material asset of EAL consists of the Eikos

Equity. EAL does not have any liabilities or obligations of any kind, whether known or unknown, or whether absolute, accrued, contingent, matured or otherwise, whether due or to become due except liabilities or obligations that arose in the ordinary course of business in effecting its initial formation.

             3.4 Absence of Conflict. The execution and delivery of this Agreement do not, and the execution and delivery of each other Transaction Document to which it is a party and the performance by the Fund, Eikos or EAL of their respective obligations hereunder or thereunder, will not, (i) violate any provision of the Governing Documents of the Fund, Eikos or EAL, or (ii) conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other Person under, or result in the creation or imposition of any Lien upon the Fund, Eikos, EAL or the Eikos Equity.

             3.5 Consents. Other than the consent of the members of Eikos to the admission of the Acquiror as a new member (which consent shall be given substantially in the form attached hereto as Exhibit "I"), no Consent of, or notice to, any Person is required as to the Fund, Eikos or EAL in connection with the execution and delivery of this Agreement or any other Transaction Document by the Fund, Eikos or EAL or the performance of its obligations hereunder or thereunder, where the failure to obtain such Consent or give such notice would have an adverse effect upon the Fund, Eikos, EAL or the Eikos Equity or prohibit, invalidate, or make unlawful, in whole or in part, this Agreement or any other Transaction Document, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby.

             3.6 Litigation. No Proceeding is pending or, to the best knowledge of the Fund, Eikos or EAL, threatened against or affecting the Fund, Eikos or EAL in which an unfavorable outcome would have a material adverse effect upon the Fund, Eikos, EAL or the Eikos Equity or prohibit, invalidate, or make unlawful, in whole or in part, this Agreement or any other Transaction Document, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby. Neither the Fund, Eikos nor EAL has received any notice of or, to its respective knowledge, is in default in respect of any Order, nor is there any such Order enjoining the Fund, Eikos or EAL in respect of, or the effect of which is to prohibit or curtail the performance of, the obligations of the Fund, Eikos or EAL hereunder or under any other Transaction Document.

             3.7 Title to Eikos Equity, EAL Stock. EAL is the legal and beneficial owner of, and has good and marketable title to, all of the Eikos Equity, and the Fund is transferring to the Acquiror the legal and beneficial ownership of, and good and marketable title to, all of the EAL Stock, free and clear of all liens, claims, security interests and other charges and encumbrances and other types of preferential arrangements.

             3.8  Authorized Capital.

                  (a) The entire authorized capital of EAL consists of one hundred (100) shares of common stock, par value $0.01, of which the Fund is the sole owner. Such shares are duly authorized, validly issued, fully paid, nonassessable and free and clear of all Liens whatsoever. No shares of EAL are reserved for issuance, and there are no agreements, commitments or arrangements providing for the issuance or sale of any shares or other interests in EAL (other than this Agreement), or any issued or outstanding options, warrants or rights to purchase, or any security or instrument convertible into or exchangeable for, any capital stock or other interest of EAL.

                  (b) The entire authorized capital of Eikos consists of one hundred (100) membership units, of which forty-nine and one-half (49.5) units are owned by EAL, forty-nine and one half-unit (49.5) units are owned by Consumer Union Finance Limited, a United Kingdom corporation ("Consumer Union") and one (1) unit is owned by Ionian.

             3.9  Financial Statements; No Undisclosed Liabilities; Books.

                  (a) Eikos has delivered to the Acquiror a copy of the unaudited balance sheet of Eikos as of August 31, 1999 (the "Eikos Balance Sheet"), a true and correct copy of which is attached hereto as Schedule 3.9(a). The Eikos Balance Sheet presents fairly in all material respects the financial position of Eikos at such date.

                  (b) The Fund has delivered to the Acquiror a copy of its Consolidated Financial Statements for the year ending December 31, 1998 with accompanying auditors' report of KPMG LLP, Chartered Accountants (the "Fund Financial Statements"), a true and correct copy of which is attached hereto as
Schedule 3.9(b). The Fund Financial Statements presents fairly in all material respects the financial position of the Fund at such date including, without limitation, the book value of the investment of the Fund in Eikos.

                  (c) Except as set forth in the Eikos Balance Sheet, Eikos does not have any material liabilities or obligations of any kind, whether known or unknown, or whether absolute, accrued, contingent, matured or otherwise, whether due or to become due except liabilities or obligations that arose in the ordinary course of business.

                  (d) The books and financial records of Eikos made available to the Acquiror constitute a complete record of its financial affairs and accurately set forth all revenues, expenses, assets and liabilities.

             3.10 No Adverse Change. Since the date of the Eikos Balance Sheet there has been no material adverse change in the business, the assets or the financial or other condition of Eikos, and Eikos has not:

                  (a) incurred any damage, destruction or similar loss, whether or not covered by insurance, materially adversely affecting its business or its assets;

                  (b) other than in the ordinary course of business, sold, assigned or transferred any of its assets or any interest therein;

                  (c) incurred any material obligation or liability (including any guaranty, indemnity, make-whole agreement for or with respect to any obligation or liability of another Person), or paid, satisfied or discharged any material obligation or liability prior to the due date or maturity thereof, except current obligations and liabilities in the ordinary course of business;

                  (d) other than in the ordinary course of business, created, incurred, assumed, granted or suffered to exist any Lien on any of its assets;

                  (e) other than in the ordinary course of business, waived any right of value or canceled, forgiven or discharged any debt owed to it or any claim in its favor;

                  (f) declared, set aside or paid any dividend or made or committed to make any other distribution in respect of any units of its membership equity; or

                  (g) effected any material change in its business policies or practices, accounting methods, conventions, principles or assumptions or any material change in the nature of the business relationships with its clients; or effected any material transaction not in the ordinary course of business.

             3.11 Assets and Material Contracts. Other than the MBDA, Eikos currently has no material contracts (including, without limitation, employment or other labor agreements, benefits arrangements and policies of insurance) except for the Administration Agreement, the Operating Agreement and the amendment thereto, true and correct copies of which are attached hereto as Exhibits "A", "F" and "G", respectively. Other than the assets acquired and to be acquired under the MBDA (comprised of cash and credit card receivables, as set forth on the Eikos Balance Sheet), Eikos has no other material assets.

             3.12 Compliance with Law. Each of Eikos and EAL has all Licenses and all Consents of Governmental Authorities required by applicable Law for it to conduct its respective business. All such Licenses and Consents are in full force and effect and neither Eikos, EAL nor the Fund has received notice of any pending cancellation or suspension thereof nor, to the best of the each such party's knowledge, is any pending cancellation or suspension thereof threatened. To the best knowledge of the Fund, Eikos and EAL, each such party is in compliance in all material respects with each Law applicable to it, or the ownership and administration of the MBDA, and neither the Fund, Eikos nor EAL has received any notice of any violation of any Law or Order relating to the business or affairs of Eikos or EAL.

             3.13 Taxes. No Taxing Authority has asserted any claim that could result in the imposition of any Tax for which Eikos or EAL is or may be liable or that could materially adversely affect the Tax liability of Eikos or EAL. There is no pending Proceeding relating to any Tax for which Eikos or EAL is or may be liable or that could materially adversely affect any Tax liability of Eikos or EAL and, to the best knowledge of the Fund, Eikos and EAL, no Taxing Authority is contemplating such a Proceeding or adjustment. Neither Eikos nor EAL is a party to any Tax sharing or Tax allocation agreement, arrangement or understanding.

             3.14 Investment Intent. It is the intention of the Fund that its acquisition of the Acquired Stock from the Acquiror be a transaction exempt from the securities laws of the United States, the State of Delaware and any other applicable jurisdiction and, as such, the Fund specifically represents as follows:

                  (a) The Fund (i) has its place of business at the address set forth above and has no current intention of becoming domiciled in any other state or jurisdiction prior to the Closing Date; (ii) has adequate means of providing for its current needs and possible contingencies, and has no need for liquidity of its investment; (iii) can bear the economic risk of its investment herein, including the possibility of losing its entire investment; (iv) has such knowledge and experience in business and financial matters, alone or with its representatives, that it is capable of evaluating the relative risks and merits of this investment; and (v) understands the speculative nature and uncertainty of the investment contemplated hereby.

                  (b) The Acquired Stock (i) is being acquired for the Fund's own account, for investment purposes only and not with a view to resale or other distribution thereof; and (ii) may be sold in the United States only if such Shares are subsequently registered under the Act or an exemption from such registration is available.

                  (c) The Fund (i) has reviewed this Agreement and has been afforded the opportunity to ask questions of and receive answers from the Acquiror concerning the terms and conditions of this Agreement and the business of the Acquiror and to obtain any additional information which the Acquiror possesses or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information contained herein; (ii) desires no additional information from the Acquiror; and (iii) has had the opportunity to consult with such legal, accounting and other professional advisors as it has deemed appropriate, and all such advisors have been given access to information to the satisfaction of the Fund.

                  (d) The Fund (i) through its representatives and advisers, is familiar with the definition of "Accredited Investor" as that term is defined in Rule 501(a) of the Commission and, in light of such definition, is an

"Accredited Investor" and (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of the purchase of the Acquired Stock.

                  (e) The Fund fully understands and agrees that (i) it must bear the economic risk of its purchase of the Acquired Stock for an indefinite period of time because, among all other reasons, the Acquired Stock has not been registered under the Act, or the securities laws of any state, and therefore, cannot be sold, pledged, assigned or otherwise disposed of unless subsequently registered under the Act and/or qualified under applicable state securities laws or an exemption from such registration and/or qualification is available, (ii) the Acquiror will not honor any attempt by the Fund to sell, pledge, transfer or otherwise dispose of the Acquired Stock, in the absence of an effective registration statement for the Acquired Stock under the Act and/or qualification under applicable state securities laws or an opinion of counsel to the effect that there is an exemption available for sale of the Acquired Stock without such registration and/or qualification, (iii) the information or conditions necessary to permit routine sales of securities of the Acquiror under Rule 144 promulgated under the Act may not now be available and no assurance has been given that it or they will become available, and (iv) each of the certificates representing the Acquired Stock pursuant hereto will bear in substance the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT."

             3.15 Brokers or Finders. Neither the Fund, Eikos, EAL nor any Affiliate thereof has employed or engaged any Person to act as a broker, finder or other intermediary in connection with the transactions contemplated hereby, and no Person is entitled to any fee, commission or other compensation from the Acquiror relating to any such employment or engagement by the Fund or any Affiliate of the Fund.

             3.16 No Misrepresentation by the Fund, Eikos or EAL. No representation, warranty or statement by the Fund, Eikos or EAL in this Agreement or in any certificate, exhibit, schedule or other Transaction Document furnished pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

         The Acquiror hereby represents and warrants to the Fund, Eikos and EAL as follows:

         4.1 Organization. The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own its assets and carry on its business in the manner and places where such assets are now owned and such business is now being conducted.

         4.2 Power and Authority. The Acquiror has full legal capacity, power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to assume and perform its obligations hereunder and thereunder. This Agreement has been, and on the Closing Date each other Transaction Document to which the Acquiror is a party will be, duly executed and delivered, and this Agreement is, and each other Transaction Document to which the Acquiror is a party when so executed and delivered on the Closing Date will be, a legally valid and binding obligation of the Acquiror, enforceable against the Acquiror in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) equitable principles limiting the availability of certain remedies.

         4.3 Absence of Conflict. The execution and delivery of this Agreement do not, and the execution and delivery of each other Transaction Document to which it is a party and the performance by the Acquiror of its obligations hereunder and thereunder will not, violate any provision of the Governing Documents of the Acquiror and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other Person, or result in the creation or imposition of any Lien upon the Acquiror or any of its assets or the acceleration of the maturity or date of payment or other performance of any obligation of the Acquiror by reason of the terms of, any agreement, indenture, instrument, license, lease, Lien or Order to which the Acquiror is a party or is subject or which is or purports to be binding upon either of them.

         4.4 Consents. No Consent of, or notice to, any Person is required as to the Acquiror in connection with the execution and delivery by the Acquiror of this Agreement or any other Transaction Document or the performance of the obligations of the Acquiror hereunder or thereunder, where the failure to obtain such Consent or give such notice would have an adverse effect upon the Acquiror, or its assets or business or prohibit, invalidate, or make unlawful, in whole or in part, this Agreement or any other Transaction Document, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby.

         4.5 Litigation. No Proceeding is pending or, to the best of the Acquiror's knowledge, threatened against or affecting the assets, operations or financial or other condition of the Acquiror in which an unfavorable outcome would have a material adverse effect upon the Acquiror or would prohibit, invalidate, or make unlawful, in whole or in part, this Agreement or any other Transaction Document, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby. The Acquiror is not in default in respect of any Order, nor is there any such Order enjoining the Acquiror in respect of, or the effect of which is to prohibit or curtail the Acquiror's performance of its obligations hereunder or under any other Transaction Document.

         4.6 Authorized Capital. The entire authorized capital of the Acquiror currently consists of 20,000,000 shares of Common Stock, par value $0.001. All such Securities are duly authorized, of which 8,495,000 shares of Common Stock are currently outstanding, all of which are validly issued, fully paid and nonassessable. No shares of preferred stock have been authorized and issued but the Acquiror has agreed to seek shareholder approval of the amendment of its articles of incorporation to permit the issuance of Preferred Stock with rights and preferences substantially as set forth in Exhibit "H" attached hereto. The Acquired Stock is and/or will be, at the time of issuance, duly authorized, validly issued, fully paid and non-assessable, and free and clear of all Liens whatsoever. None of the Securities are reserved for issuance, and there are no agreements, commitments or arrangements providing for the issuance or sale of any capital stock or other interest of the Acquiror, or any issued or outstanding options, warrants or rights to purchase, or any security or instrument convertible into or exchangeable for, any capital stock or other interest of the Acquiror, except as set forth on Schedule 4.6 attached hereto.

         4.7 Financial Statements; No Undisclosed Liabilities; Books.

             (a) The Acquiror has delivered to the Fund a complete and correct copy of its balance sheet and related statements of operations, stockholders' deficit and cash flows for the year ending December 31, 1998, with the accompanying report thereon of its certified public, together with its unaudited comparative financial information for the six months ending June 30, 1999 (collectively, the "Acquiror Financial Statements"). A true and correct copy of the Acquiror Financial Statements is attached hereto as Schedule 4.8(a). The Acquiror Financial Statements present fairly in all material respects the financial position of the Acquiror as at December 31, 1998 and June 30, 1999 without qualification except as set forth in the accompanying report and notes of the Acquiror's Independent Auditors.

             (b) Except as set forth on the Acquiror Financial Statements or on
Schedule 4.8(b) attached hereto, the Acquiror does not have any material liabilities or obligations of any kind, whether known or unknown, or whether absolute, accrued, contingent, matured or otherwise, whether due or to become due except liabilities or obligations that arose in the ordinary course of business.

             (c) The books and financial records of the Acquiror made available to the Fund constitute a complete record of its financial affairs and accurately set forth all revenues, expenses, assets and liabilities.

         4.8 No Adverse Change. Since the date of the Acquiror Financial Statements there has been no material adverse change in the business, the assets or the financial or other condition of the Acquiror, and the Acquiror has not:

             (a) incurred any damage, destruction or similar loss, whether or not covered by insurance, materially adversely affecting its business or its assets;

             (b) other than in the ordinary course of business, sold, assigned or transferred any of its assets or any interest therein;

             (c) incurred any material obligation or liability (including any guaranty, indemnity, make-whole agreement for or with respect to any obligation or liability of another Person), or paid, satisfied or discharged any material obligation or liability prior to the due date or maturity thereof;

             (d) other than in the ordinary course of business, created, incurred, assumed, granted or suffered to exist any Lien on any of its assets;

             (e) other than in the ordinary course of business, waived any right of value or canceled, forgiven or discharged any debt owed to it or any claim in its favor;

             (f) declared, set aside or paid any dividend or made or committed to make any other distribution in respect of any shares of Common Stock; or

             (g) effected any material change in its business policies or practices, accounting methods, conventions, principles or assumptions or any material change in the nature of the business relationships with its clients; or effected any material transaction not in the ordinary course of business other than as anticipated in the Mega-Micro Acquisition.

         4.9 Material Contracts. Set forth on Schedule 4.9 attached hereto is a list of all contracts (including, without limitation, consulting, employment or other labor agreements, benefits arrangements and policies of insurance) to which the Acquiror is a party or its business or affairs are subject, or the termination or cancellation of which would have a material adverse effect upon its business or prospects.

         4.10 Compliance with Law. The Acquiror has all Licenses and all Consents of Governmental Authorities required by applicable Law for it to conduct its business. All such Licenses and Consents are in full force and effect and the Acquiror has not received notice of any pending cancellation or suspension thereof nor, to the best of the its knowledge, is any pending cancellation or suspension thereof threatened. To the best knowledge of the Acquiror, it is in compliance in all material respects with each Law applicable to it, and has not received any notice of any violation of any Law or Order relating to its business or affairs.

         4.11 Taxes. No Taxing Authority has asserted any claim that could result in the imposition of any Tax for which the Acquiror is or may be liable that could have a material adverse effect upon the business or prospects of the Acquiror. There is no pending Proceeding relating to any Tax for which the Acquiror is or may be liable or that could materially adversely affect any Tax liability of the Acquiror and, to the best knowledge of the Acquiror, no Taxing Authority is contemplating such a Proceeding or adjustment. The Acquiror is not a party to any Tax sharing or Tax allocation agreement, arrangement or understanding.

         4.12 Investment Intent. It is the intention of the Acquiror that its acquisition of the EAL Stock be a transaction exempt from the securities laws of the United States, the State of Delaware and any other applicable jurisdiction and, as such, the Acquiror specifically represents as follows:

              (a) The Acquiror (i) has its place of business at the address set forth above and has no current intention of becoming domiciled in any other state or jurisdiction prior to the Closing Date; (ii) has adequate means of providing for its current needs and possible contingencies, and has no need for liquidity of its investment; (iii) can bear the economic risk of its investment herein, including the possibility of losing its entire investment; (iv) has such knowledge and experience in business and financial matters, alone or with its representatives, that it is capable of evaluating the relative risks and merits of this investment; and (v) understands the speculative nature and uncertainty of the investment contemplated hereby.

              (b) The EAL Stock (i) is being acquired for the Acquiror's own account, for investment purposes only and not with a view to resale or other distribution thereof; and (ii) may be sold in the United States only if it is subsequently registered under the Act or an exemption from such registration is available.

              (c) The Acquiror (i) has reviewed this Agreement and has been afforded the opportunity to ask questions of and receive answers from the Fund concerning the terms and conditions of this Agreement and the businesses of Eikos and EAL and to obtain any additional information which the Fund, Eikos or EAL possesses or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information contained herein; (ii) desires no additional information from the Fund, Eikos or EAL; and (iii) has had the opportunity to consult with such legal, accounting and other professional advisors as it has deemed appropriate, and all such advisors have been given access to information to the satisfaction of the Acquiror.

              (d) The Acquiror (i) through its representatives and advisers, is familiar with the definition of "Accredited Investor" as that term is defined in Rule 501(a) of the Commission and, in light of such definition, it is an "Accredited Investor" and (ii) it has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of the purchase of EAL Stock.

              (e) The Acquiror fully understands and agrees that (i) it must bear the economic risk of its purchase for an indefinite period of time because, among all other reasons, the EAL Stock has not been registered under the Act, or the securities laws of any state, and therefore, cannot be sold, pledged, assigned or otherwise disposed of unless subsequently registered under the Act and/or qualified under applicable state securities laws or an exemption from such registration and/or qualification is available, (ii) the information or conditions necessary to permit routine sales of the EAL Stock under Rule 144 promulgated under the Act may not now be available and no assurance has been given that it or they will become available, and (iii) each of the certificates representing the EAL Stock to be acquired by the Acquiror pursuant hereto will bear in substance the following legend:

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT."

         4.13 Brokers or Finders. Neither the Acquiror nor any Affiliate thereof has employed or engaged any Person to act as a broker, finder or other intermediary in connection with the transactions contemplated hereby, and no Person is entitled to any fee, commission or other compensation from the Fund, Eikos or EAL relating to any such employment or engagement by the Acquiror or any Affiliate thereof.

         4.14 No Misrepresentation by the Acquiror. No representation, warranty or statement by the Acquiror in this Agreement or in any certificate, exhibit, schedule or other Transaction Document furnished pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.


                                    ARTICLE V

                                    COVENANTS

         5.1 Best Efforts. From and after the date hereof and until the Closing, the Fund, Eikos, EAL and the Acquiror shall use their respective best efforts, and shall cooperate with each other, to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof.

         5.2 Eikos, EAL and the Acquiror to Conduct Business in the Ordinary Course. From and after the date hereof and until the Closing, except as otherwise provided elsewhere herein or as the relevant party may otherwise consent (which consent shall not be unreasonably withheld), neither Eikos, EAL nor the Acquiror shall:

             (a) amend any of its Governing Documents;

             (b) merge or consolidate with any other Person or effect any capital reorganization (except, as to the Acquiror, the consummation of the Mega-Micro Agreement);

             (c) declare, set aside or pay any dividend or make or commit to make any other distribution in respect of any shares of capital stock or other equity interests;

             (d) acquire the business or assets, substantially as a whole, of any other Person or make any capital expenditure in excess of $25,000; or

             (e) solicit or respond to any inquiry or proposal relating to any sale of its business or assets from any Person.

         5.3 Further Information. From and after the date hereof and until the Closing, each party shall furnish to the other parties such information as may from time to time be reasonably requested and shall permit the requesting party and its authorized representatives access during regular business hours and upon reasonable notice, at such party's sole expense, to examine the books and records of Eikos, EAL and/or the Acquiror, as the case may be (which the relevant party shall assemble and maintain at its principal executive offices) and to make inquiries of responsible Persons designated by such party with respect thereto; provided, that any information so disclosed by such party shall not constitute an additional representation or warranty beyond those expressly set forth in Articles 3 and 4 hereof; and provided further that all such information shall be subject to Section 5.5.

         5.4 Public Announcements. From and after the date hereof and until the Closing; neither the Fund, Eikos, EAL nor the Acquiror shall make or permit any Affiliate thereof to make, any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby, without the prior written consent of the other party (which consent shall not be unreasonably withheld), unless such announcement is required by Law, in which case the other parties shall be given notice of such requirement prior to such announcement and the parties shall consult with each other as to the scope and substance of such disclosure.

         5.5 Confidentiality. Each party acknowledges that all information relating to or concerned with the business and affairs of each other party, including without limitation all product information, customer and supplier lists, marketing and sales data, personnel and financing and Tax matters, is proprietary and that its confidentiality is absolutely essential to the operation of the business of the other party. Accordingly, from and after the date hereof and until the Closing, no party shall use or disclose to any Person any such information, without the relevant party's prior written consent, except to counsel for, or other representatives or agents of, such party or prospective lenders or other financing sources to such party as may be necessary or appropriate in order to effect the transactions contemplated hereby (in which case, any Person to whom any such information is disclosed shall be bound by the provisions of this Section 5.5) or as may be required by Law (in which case, such party shall promptly give notice to the other party of any demand, subpoena, order or legal process requiring disclosure so that such other party may seek a protective order or other confidential treatment of such information), unless, with respect to disclosure of such information to a third party, such party can demonstrate that such information was already known to such Person without any breach or violation of any confidentiality agreement for the benefit of the other party.


                                   ARTICLE VI

                              CONDITIONS TO CLOSING

         6.1 Conditions of the Obligation of the Fund to Close. The obligation of the Fund to purchase the Acquired Stock in accordance herewith shall be subject to the satisfaction (or waiver) prior to or at the Closing of each of the following conditions:

             (a) the representations and warranties made by the Acquiror herein shall be true in all material respects on and as of the Closing Date, except those made as of a certain date which shall be true in all material respects as of such date (provided that participation in the Closing by the Fund shall not in any way be deemed to waive any claim it may have for breach of any representation or warranty whether or not such breach was material);

             (b) the Acquiror shall have performed and complied with all obligations and conditions to be performed or complied with by it hereunder;

             (c) no Order or Law shall be in effect which prohibits the Fund from consummating the transactions contemplated hereby;

             (d) each Consent of, or notice to, any Governmental Authority or other Person required for the consummation of the purchase of the Acquired Stock shall have been obtained or given;

             (e) there shall not have been any adverse change in the business of the Acquiror since the date hereof; and

             (f) the Acquiror shall execute and/or deliver at the Closing all the documents so to be executed and/or delivered by the Acquiror pursuant to
Section 7.2.

         6.2 Conditions of the Obligation of the Acquiror to Close. The obligation of the Acquiror to consummate the purchase of the EAL Stock in accordance herewith shall be subject to the satisfaction (or waiver by the Acquiror) prior to or at the Closing of each of the following conditions:

             (a) the representations and warranties made by the Fund, Eikos and EAL herein shall be true in all material respects on and as of the Closing Date, except those made as of a certain date which shall be true in all material respects as of such date (provided that the Acquiror's participation in the Closing shall not in any way be deemed to waive any claim it may have for breach of any representation or warranty whether or not such breach was material);

             (b) each of the Fund, Eikos and EAL shall have performed and complied with all obligations and conditions to be performed or complied with by it hereunder;

             (c) no Order or Law shall be in effect which prohibits the Fund, Eikos or EAL from consummating the transactions contemplated hereby;

             (d) each Consent of, or notice to, any Governmental Authority or other Person required for the purchase of the EAL Stock; and

             (e) the Fund, Eikos and EAL shall execute and/or deliver at the Closing all the documents so to be executed and/or delivered by the Fund pursuant to Section 7.3.

                                   ARTICLE VII

                                 CLOSING MATTERS

         7.1 The Closing. The closing of the transaction contemplated hereby (the "Closing") shall be held at the offices of the Acquiror on November 11, 1999, or at such other place or on such other date, and at such time, as the parties hereto may agree. The execution and/or delivery of each document to be executed and/or delivered at the Closing and each other action to be taken at the Closing shall be subject to the condition that every other document to be executed and/or delivered at the Closing is so executed and/or delivered and every other action to be taken at the Closing is so taken, and all such documents and actions shall be deemed to be executed and/or delivered or taken, as the case may be, simultaneously. When all such documents are so executed and/or delivered and all such actions are so taken, the closing of the transactions provided for herein shall be effective as of the opening of business on the Closing Date.

         7.2 Deliveries by the Acquiror. At the Closing, the Acquiror shall deliver to the Fund:

             (a) a certificate in the name of the Fund representing the Common Stock;

             (b) a certificate of the secretary of the Acquiror, substantially in the form attached hereto as Exhibit "J", certified as of the date of the Closing and attesting to the authenticity and correctness of (i) attached copies of its articles of incorporation, by-laws and any other Governing Document relevant to the rights of any of the Securities; (ii) an attached copy of the resolutions adopted by its directors or similarly constituted authority authorizing the execution, delivery and performance of this Agreement, the transactions contemplated in connection herewith, and the execution, delivery and performance of the other Transaction Documents; and (iii) the names and true signatures of the each of its officers or directors authorized to execute this Agreement and the other Transaction Documents to be delivered in connection herewith, together with evidence of the incumbency of each such officer or director; and

             (c) a certificate, substantially in the form attached hereto as Exhibit "K", of an authorized officer of the Acquiror to the effect that all the conditions to closing set forth in Section 6.1 have been satisfied.

         7.3 Deliveries by the Fund. At the Closing, the Fund shall deliver, or cause to be delivered, to the Acquiror:

             (a) the certificate representing the EAL Stock, together with a duly endorsed stock power in favor of the Acquiror;

             (b) a certificate of the secretary of the Fund, substantially in the form attached hereto as Exhibit "L", certified as of the date of the Closing and attesting to the authenticity and correctness of (i) attached copies of its articles of association, and any other relevant Governing Document relevant;
(ii) an attached copy of the resolutions adopted by its directors or similarly constituted authority authorizing the execution, delivery and performance by it of this Agreement, the transactions contemplated in connection herewith, and the execution, delivery and performance of the other Transaction Documents; and
(iii) the names and true signatures of each of its officers or directors authorized to execute this Agreement and the other Transaction Documents to be delivered in connection herewith, together with evidence of the incumbency of each such officer or director; and

             (c) a certificate, substantially in the form attached hereto as Exhibit "M", of an authorized officer of the Fund to the effect that all the conditions to closing set forth in Section 6.2 have been satisfied.


                                  ARTICLE VIII

                                   TERMINATION

         8.1 Termination in General. This Agreement may be terminated at any time prior to the Closing:

             (a) by the mutual written agreement of the Fund, Eikos, EAL and the Acquiror;

             (b) by either the Fund or the Acquiror (if such party is not in breach of or default under this Agreement) giving written notice to such effect to the other party if the Closing shall not have occurred on or before December 31, 1999, or such later date as the parties shall have agreed upon prior to the giving of such notice; or

             (c) by either the Fund, Eikos and EAL in the event of a material breach by or default of the Acquiror, or by the Acquiror in the event of a material breach by or default of the Fund, Eikos or EAL.

         8.2 Effect of Termination. Upon termination of this Agreement, all obligations of the parties shall terminate except those under Section 5.5 and
Article X; provided, however, that no such termination shall relieve the

Acquiror of any liability to the Fund, or the Fund of any liability to the Acquiror, by reason of any breach of or default under this Agreement.


                                   ARTICLE IX

                             POST-CLOSING COVENANTS

         9.1 Confidentiality. From and after the date of the Closing, the parties hereto shall keep absolutely confidential all information relating to or concerned with Eikos, EAL, the investment of the Acquiror in EAL, or the investment of the Fund in the Acquiror. The parties shall not, at any time after the date hereof, use or disclose to any Person any such information without the written consent of all other parties, except as may be required by Law (in which case the party shall promptly give notice to the other parties of any demand, subpoena, order or other legal process requiring disclosure, in order to permit such parties to seek an appropriate protective order or other confidential treatment of such information).

         9.2 Keeping of Books and Records; Inspection thereof. Each of Eikos and the Acquiror shall keep adequate records and books of account, with complete entries made in accordance with generally accepted accounting principles consistently applied, reflecting all of its financial transactions. Eikos shall permit and direct the Acquiror and the Acquiror shall permit and direct the Fund, as the case may be, or any agents or representatives thereof, at any reasonable time and from time to time upon reasonable prior notice, to examine and make copies of and abstracts from their respective records and books of account, to visit and inspect their respective properties and to discuss the their respective affairs, finances and accounts with any of the directors, officers, employees or other representatives of the Acquiror or the Fund, as the case may be.

         9.3 Allocation of Portfolio Expenses. Consistent with past practice, the Fund shall continue to allocate to Eikos, and shall commence to allocate to the Acquiror, its respective proportionate share of legal, accounting, administrative and other overhead expenses incurred in the general operation of its business, and the Acquiror consents to such periodic allocations, subject to its rights of review and inspection as set forth in Section 9.2 above.

         9.4 Issuance of Preferred Stock. At the next annual meeting of its shareholders, the Acquiror shall propose shareholder approval of the authorization of not less than 8,500,000 shares of Preferred Stock, with the rights and preferences thereof to be determined by the Board of Directors of the Acquiror in accordance with the Statement of Rights and Preferences attached hereto as Exhibit "H". Immediately following such shareholder approval, and the effectiveness of any appropriate filings with the Secretary of State of Delaware or otherwise, the Acquiror shall issue 8,500,000 shares of Preferred Stock to the Fund.

         9.5 Auditors. The Acquiror shall continue engage such nationally recognized certified public accountants and independent auditors having comparable public company clients in order to facilitate (a) the maintenance of its listing on the OTCBB, and (b) such other and further business and investment activity as contemplated by its business plan.


                                    ARTICLE X
                                 INDEMNIFICATION

         10.1 Indemnification by the Acquiror. From and after the Closing, the Acquiror shall indemnify and defend the Fund, Eikos and/or EAL against, and hold the Fund, Eikos and/or EAL harmless from, and will pay to the Fund, Eikos and/or EAL the amount of, any loss, claim, liability, obligation, damage or expense (including without limitation attorneys' and consultants' fees and disbursements and expenses of investigating, defending and prosecuting) which the Fund, Eikos, EAL or any shareholder, director, officer, member, manager, employee or agent thereof may suffer or incur (including without limitation incidental to any claim or any Proceeding against the Fund, Eikos, EAL or any shareholder, director, officer, member, manager, employee or agent thereof) based upon or resulting from:

              (a) the breach or inaccuracy of any representation or warranty made by the Acquiror herein or pursuant hereto; or

              (b) the Acquiror's failure to perform or to comply with any covenant or condition required of the Acquiror to be performed or complied with hereunder.

         10.2 Indemnification by the Fund, Eikos and EAL. From and after the Closing, the Fund, Eikos and EAL shall each (as their respective liability shall be apportioned) indemnify and defend the Acquiror against, and hold the Acquiror harmless from, and will pay to the Acquiror the amount of, any loss, claim, liability, obligation, damage or expense (including without limitation attorneys' and consultants' fees and disbursements and expenses of investigating, defending and prosecuting) which the Acquiror or any shareholder, director, officer, member, manager, employee or agent thereof may suffer or incur (including without limitation incidental to any claim or any Proceeding against the Acquiror or any shareholder, director, officer, member, manager, employee or agent thereof) based upon or resulting from:

              (a) the breach or inaccuracy of any representation or warranty made by the Fund or Eikos herein or pursuant hereto; or

              (b) the failure of the Fund or Eikos to perform or to comply with any covenant or condition required of the Fund or Eikos to be performed or complied with hereunder.

         10.3 Indemnification Procedures.

              (a) Promptly after notice to an indemnified party of any claim or the commencement of any Proceeding by a third party subject to Sections 10.1,
10.2 or 10.3 above, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this
Article X, give written notice to the latter of the commencement of such claim or Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder, provided, however, that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice.

              (b) In case any Proceeding is brought against an indemnified party, and provided that proper notice is duly given, the indemnifying party shall assume the defense thereof insofar as such Proceeding involves any loss, liability, claim, obligation, damage or expense in respect of which indemnification may be sought hereunder, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to the indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the latter as a result of the settlement or compromise thereof (without the written consent of the indemnifying party). If the indemnifying party shall assume the defense of a Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense.

              (c) If both the indemnifying party and the indemnified party are named as parties in or are subject to a Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf and, in either such case, after notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any legal or other expenses, including, without limitation, reasonable attorneys' fees and disbursements incurred by the indemnified party in such defense; provided, however, that the indemnifying party shall not be liable for such expense on account of more than one separate firm of attorneys (and, if necessary, local counsel) at any time representing such indemnified party in connection with any Proceeding or separate Proceedings in the same jurisdiction arising out of or based upon substantially the same allegations or circumstances.

              (d) No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover the entire cost and expense thereof, including without limitation reasonable attorneys' fees and disbursements and all amounts paid and foregone as a result of such Proceeding, or the settlement or compromise thereof, from the indemnifying party. The indemnification required shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

         10.4 Survival of Representations and Warranties. The representations and warranties of each party herein shall survive the Closing, notwithstanding any investigation or inquiry made by the other party, and continue until the later of three years after the Closing or until the expiration of the applicable statute of limitations. Any claim for indemnification under Section 10.1(a) or
Section 10.2(a) shall be made within the applicable survival period set forth in this Section 10.4.


                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Limitation of Authority. No provision hereof shall be deemed to create any partnership, joint venture or joint enterprise or association between the parties hereto, or to authorize or to empower either party hereto to act on behalf of, obligate or bind the other party hereto.

         11.2 Fees and Expenses. Each party hereto shall bear such costs, fees and expenses as may be incurred by it in connection with this Agreement and the transactions contemplated hereby (including but not limited to its fees and expenses for legal, tax and accounting counsel and advisors).

         11.3 Notices. Any notice or demand required or permitted to be given or made hereunder to or upon either party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telegram, facsimile transmission, telex or similar electronic means, provided that a written copy thereof is sent on the same day by postage paid first-class mail, to such party at its address first set forth above, or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section. The date of giving or making of any such notice or demand shall be, in the case of clause (a)(i), the date of the receipt; in the case of clause (a)(ii), five business days after such notice or demand is sent; and, in the case of clause (b), the business day next following the date such notice or demand is sent.

         11.4 Amendment. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signing by or on behalf of the parties hereto.

         11.5 Waiver. No course of dealing or omission or delay on the part of either party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

         11.6 Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of Delaware, without regard to principles of choice of law or conflict of laws.

         11.7 Remedies. In the event of any actual or prospective breach or default by either party hereto, the other party shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit either party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages; provided, however, that the indemnification provisions of Article X shall be the sole and exclusive remedy with respect to claims for monetary damages.

         11.8 Severability. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

         11.9 Further Assurances. Each party hereto covenants and agrees promptly to execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

         11.10 Assignment. This Agreement, and each right, interest and obligation hereunder, may not be assigned, whether by operation of law, merger, consolidation or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be void and without effect.

         11.11 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any Person not a party hereto.

         11.12 Incorporation by Reference. The Exhibits and Schedules hereto are an integral part of this Agreement and are incorporated in their entirety herein by this reference.

         11.13 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. This Agreement, and any Transaction Document, may be executed and delivered to the Closing by facsimile, and shall constitute an original of any such document if so executed and delivered to the Closing by the party responsible therefor.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date first above written.


THESSEUS INTERNATIONAL                         EIKOS MANAGEMENT LLC
ASSET FUND N.V.                                  by Ionian Trust Company Limited
                                                 its Administrative Member


By:______________________________              By:______________________________
   Barry Feiner                                   Derek Galanis
   Its President                                  Its President



EIKOS ACQUISITION LIMITED                      SHANECY, INC.


By:______________________________              By:______________________________
   Barry Feiner                                   Jason Galanis
   Its President                                  Its President


                                  ATTACHMENTS:

Schedule 3.9(a)          Eikos Balance Sheet

Schedule 3.9(b)          Fund Financial Statements

Schedule 4.7(a)          Acquiror Financial Statements

Schedule 4.7(b)          Acquiror Material Liabilities

Schedule 4.9             Acquiror Contracts

Exhibit "A"              Administration Agreement

Exhibit "B"              Fund - EAL Agreement

Exhibit "C"              Mutual Business Development Agreement

Exhibit "D"              Amendment to MBDA (December 16, 1997)

Exhibit "E"              Amendment to MBDA (September 1, 1998)

Exhibit "F"              Eikos Operating Agreement

Exhibit "G"              Amendment to Eikos Operating Agreement

Exhibit "H"              Statement of Rights and Preferences of Preferred Shares

Exhibit "I"              Consent of Members of Eikos

Exhibit "J"              Acquiror Secretary's Certificate

Exhibit "K"              Acquiror Closing Certificate

Exhibit "L"              Fund Secretary's Certificate

Exhibit "M"              Fund Closing Certificate